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                                                                   EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Eaton Holding Limited U.K. Savings-Related Share Option Scheme [1998] for the registration of 120,762 Common Shares of our report dated January 19, 1998, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP


Cleveland, Ohio
August 26, 1998


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